UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2022

RPT Realty
(Exact name of registrant as specified in its Charter)

Maryland	1-10093	13-6908486
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

19 W 44th Street,	Suite 1002
New York,	New York	10036
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 221-1261

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Shares of Beneficial Interest, ($0.01 Par Value Per Share)	RPT	New York Stock Exchange
7.25% Series D Cumulative Convertible Perpetual Preferred Shares of Beneficial Interest ($0.01 Par Value Per Share)	RPT.PRD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the annual meeting of shareholders of RPT Realty (the “Company”) held on April 28, 2022 (the “2022 Annual Meeting”), the Company's shareholders approved an amendment (the “Third Amendment”) to the Amended and Restated Bylaws of the Company, as amended (the “Bylaws”). The Third Amendment amends Article XIV of the Bylaws to allow shareholders of the Company to amend the Bylaws by a vote of the majority of votes cast at a meeting of shareholders duly called and at which a quorum is present. The Third Amendment does not change the Board of Trustees' of the Company existing authority to amend the Bylaws without approval of shareholders. Further, any proposal submitted by shareholders to amend the Bylaws would be required to be submitted in accordance with the advance notice procedures contained in Article II, Section 13 of the Bylaws. The Third Amendment was approved by the Board of Trustees of the Company.

The summary of the Third Amendment above is qualified in its entirety by the Third Amendment filed herewith as Exhibit 3.1 to this report and incorporated herein by reference

Item 5.07    Submission of Matters to a Vote of Security Holders.

At the 2022 Annual Meeting, the shareholders of the Company: (1) elected the seven trustee nominees to serve until the annual meeting of shareholders in 2023 and until their successors are duly elected and qualify; (2) ratified the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the year ending December 31, 2022; (3) approved, on an advisory basis, the compensation of our named executive officers; and (4) approved the Third Amendment. Votes representing approximately 93.2% of our outstanding shares were cast. The results of the voting are shown below.

Proposal 1 – Election of Trustees

Nominees	Votes For	Votes Withheld	Broker Non-Votes
Richard L. Federico	70,211,916	6,097,300	2,782,205
Arthur H. Goldberg	67,335,986	8,973,230	2,782,205
Brian L. Harper	75,095,383	1,213,833	2,782,205
Joanna T. Lau	74,978,520	1,330,696	2,782,205
David J. Nettina	73,900,422	2,408,794	2,782,205
Laurie M. Shahon	69,779,605	6,529,611	2,782,205
Andrea M. Weiss	69,571,027	6,738,189	2,782,205

Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstentions	Broker Non-Votes
78,580,636	478,459	32,326	—

Proposal 3 – Approval (on an advisory basis) of the Compensation of Named Executive Officers

Votes For	Votes Against	Abstentions	Broker Non-Votes
61,923,390	10,123,330	4,262,496	2,782,205

Proposal 4 – Approval of Third Amendment

Votes For	Votes Against	Abstentions	Broker Non-Votes
76,259,373	32,124	17,719	2,782,205

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

*3.1	Amendment No. 3 to the Amended and Restated Bylaws of RPT Realty (as adopted April 28, 2022)
*104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RPT REALTY

Date:	May 2, 2022	By: /s/ MICHAEL P. FITZMAURICE
Michael P. Fitzmaurice
Executive Vice President and Chief Financial Officer